EXHIBIT 4.108


                                AMADOR GOLD CORP.
                                 (the "Company")

                             2006 STOCK OPTION PLAN

1.       PURPOSE

The purpose of the Plan is to provide an incentive to the directors, officers, employees, consultants and other personnel of the Company or any of its subsidiaries to achieve the longer-term objectives of the Company; to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Company; and to attract to and retain in the employ of the Company or any of its subsidiaries, persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Company.

2.       DEFINITIONS AND INTERPRETATION

When used in this Plan, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

         (a)      "BOARD  OF  DIRECTORS"  means the  Board of  Directors  of the
                  Company;

         (b) "COMMON SHARES" means common shares in the capital of the Company and any shares or units of the Company into which such common shares are changed, converted, subdivided, consolidated or reclassified;

         (c) "COMPANY" means AMADOR GOLD CORP. and any successor company and any reference herein to action by the Company means action by or under the authority of its Board of Directors or as a duly empowered committee appointed by the Board of Directors;

         (d) "DISCOUNTED MARKET PRICE" means the last per share closing price for the Common Shares on the Exchange before the date of grant of an Option, less any applicable discount under Exchange Policies;

         (e) "EXCHANGE" means the TSX Venture Exchange or any other stock exchange on which the Common Shares are listed;

         (f) "EXCHANGE POLICIES" means the policies of the Exchange, including those set forth in the Corporate Finance Manual of the Exchange.

         (g)      "INSIDER"  has  the  meaning   ascribed  thereto  in  Exchange
                  Policies;

         (h) "OPTION" means an option granted by the Corporate to an Optionee entitling such Optionee to acquire a designated number of Common Shares from treasury at a price determined by the Board of Directors;

         (i) "OPTION PERIOD" means the period determined by the Board of Directors during which an Optionee may exercise an Option, not to exceed the maximum period permitted by the Exchange, which maximum period is presently five (5) years from the date the Option is granted based on the Company being a Tier 2 Issuer under Exchange Policies.

         (j) "OPTIONEE" means a person who is a director, officer, employee, consultant or other personnel of the Company or a subsidiary of the Company; a company wholly-owned by such persons; or any other individual or body corporate who may be granted an option pursuant to the requirements of the Exchange, who is granted an Option pursuant to this Plan; and


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         (k)      "PLAN" shall mean the Company's incentive stock option plan as embodied herein and as from time to time amended.

Wherever the singular or masculine is used in this Plan, the same shall be construed as meaning the plural or feminine or body corporate and vice versa, where the context or the parties so require.

3.       ADMINISTRATION

The Plan shall be administered by the Board of Directors. The Board of Directors shall have full and final discretion to interpret the provisions of the Plan and to prescribe, amend, rescind and waive rules and regulations to govern the administration and operation of the Plan. All decisions and interpretations made by the Board of Directors shall be binding and conclusive upon the Company and on all persons eligible to participate in the Plan, subject to shareholder approval if required by the Exchange. Notwithstanding the foregoing or any other provision contained herein, the Board of Directors shall have the right to delegate the administration and operation of the Plan to a special committee of directors appointed from time to time by the Board of Directors, in which case all references herein to the Board of Directors shall be deemed to refer to such committee.

4.       ELIGIBILITY

The Board of Directors may at any time and from time to time designate those Optionees who are to be granted an Option pursuant to the Plan and grant an Option to such Optionee. Subject to Exchange Policies and the limitations contained herein, the Board of Directors is authorized to provide for the grant and exercise of Options on such terms (which may vary as between Options) as it shall determine. No Option shall be granted to any person except upon recommendation of the Board of Directors. A person who has been granted an Option may, if he is otherwise eligible and if permitted by Exchange Policies, be granted an additional Option or Options if the Board of Directors shall so determine. Subject to Exchange Policies, the Company shall represent that the Optionee is a bona fide Employee, Consultant or Management Company Employee (as such terms are defined in Exchange Policies) in respect of Options granted to such Optionees.

5.       PARTICIPATION

Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Optionee's relationship or employment with the Company.

Notwithstanding any express or implied term of this Plan or any Option to the contrary, the granting of an Option pursuant to the Plan shall in no way be construed as conferring on any Optionee any right with respect to continuance as a director, officer, employee or consultant of the Company or any subsidiary of the Company.

Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director or officer of or a consultant to the Company or any of its subsidiaries, where the Optionee at the same time becomes or continues to be a director, officer or full-time employee of or a consultant to the Company or any of its subsidiaries.

No Optionee shall have any of the rights of a shareholder of the Company in respect to Common Shares issuable on exercise of an Option until such Common Shares shall have been paid for in full and issued by the Company on exercise of the Option, pursuant to this Plan.

6.       COMMON SHARES SUBJECT TO OPTIONS

The number of authorized but unissued Common Shares that may be issued upon the exercise of Options granted under the Plan at any time plus the number of Common Shares reserved for issuance under


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outstanding  incentive stock options  otherwise granted by the Company shall not exceed 10% of the issued and outstanding Common Shares on a non-diluted basis at any time, and such aggregate number of Common Shares shall increase or decrease as the number of issued and outstanding Common Shares changes. The Options granted under the Plan together with all of the Company's other previously established stock option plans or grants, shall not result at any time in the grant to any one (1) Optionee within a twelve month period, of a number of Options exceeding 5% of the issued and outstanding Common Shares.

Subject to Exchange Policies, the aggregate number of Common Shares reserved for issuance to any one (1) Optionee under Options granted in any 12 month period shall not exceed 5% of the issued and outstanding Common Shares determined at the date of grant. No more than 2% of the issued and outstanding Common Shares may be granted to any one Consultant in any 12 month period and no more than an aggregate of 2% of the issued and outstanding Common Shares may be granted to an Employee conducting Investor Relations Activities (as such terms are defined in Exchange Policies). Options issued to Consultants or Employees performing Investor Relations Activities must vest in stages over 12 months with no more than 1/4 of the options vesting in any three-month period.

Appropriate adjustments shall be made as set forth in Section 14 hereof, in both the number of Common Shares covered by individual grants and the total number of Common Shares authorized to be issued hereunder, to give effect to any relevant changes in the capitalization of the Company.

If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased Common Shares subject thereto shall again be available for the purpose of the Plan.

7.       OPTION AGREEMENT

A written agreement will be entered into between the Company and each Optionee to whom an Option is granted hereunder, which agreement will set out the number of Common Shares subject to option, the exercise price and any other terms and conditions approved by the

Board of Directors, all in accordance with the provisions of this Plan (herein referred to as the "STOCK OPTION AGREEMENT"). The Stock Option Agreement will be in such form as the Board of Directors may from time to time approve, and may contain such terms as may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Optionee may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

8.       OPTION PERIOD AND EXERCISE PRICE

Each Option and all rights thereunder shall be expressed to expire on the date set out in the respective Stock Option Agreement, which shall be the date of the expiry of the Option Period (the "Expiry Date"), subject to earlier termination as provided in Section 10 and I1 hereof.

Subject to Exchange Policies and any limitations imposed by any relevant regulatory authority, the exercise price of an Option granted under the Plan shall be as determined by the Board of Directors when such Option is granted and shall be an amount at least equal to the Discounted Market Price of the Common Shares.

9.       EXERCISE OF OPTIONS

An Optionee shall be entitled to exercise an Option granted to him at any time prior to the expiry of the Option Period, subject to Sections 10 and 11 hereof and to vesting limitations which may be imposed by the Board of Directors


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at the time such Option is granted.  Subject to Exchange Policies,  the Board of
Directors may, in its sole discretion, determine the time during which an Option shall vest and the method of vesting, or that no vesting restriction shall exist.

The exercise of any Option will be conditional upon receipt by the Company at its head office of a written notice of exercise, specifying the number of Common Shares in respect of which the Option is being exercise, accompanied by cash payment, certified cheques or bank draft for the full purchase price of such Common Shares with respect to which the Option is being exercised.

10.      CEASING TO BE A DIRECTOR, OFFICER, EMPLOYEE OR CONSULTANT

If an Optionee ceases to be a director, officer, employee or consultant of the Company or its subsidiaries for any reason other than death, the Optionee may, but only within ninety (90) days after the Optionee's ceasing to be a director, officer, employee or consultant (or 30 days in the case of an Optionee engaged in Investor Relations Activities) or prior to the expiry of the Option Period, whichever is earlier, exercise any Option held by the Optionee, but only to the extent that the Optionee was entitled to exercise the Option at the date of such cessation. For greater certainty, any Optionee who is deemed to be an employee of the Company pursuant to any medical or disability plan of the Company shall be deemed to be an employee for the purposes of the Plan.

11.      DEATH OF OPTIONEE

In the event of the death of an Optionee, the Option previously granted to him shall be exercisable within one (1) year following the date of the death of the Optionee or prior to the expiry of the Option Period, whichever is earlier, and then only:

         (a) by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution, or by the Optionee's legal personal representative; and

         (b) to the extent that the Optionee was entitled to exercise the Option at the date of the Optionee's death.

12.      OPTIONEE'S RIGHTS NOT TRANSFERABLE

No right or interest of any Optionee in or under the Plan is assignable or transferable, in whole or in part, either directly or by operation of law or otherwise in any manner except by bequeath or the laws of descent and distribution, subject to the requirements of the Exchange, or as otherwise allowed by the Exchange.

Subject to the  foregoing,  the terms of the Plan shall bind the Company and its
successors   and  assigns,   and  each   Optionee  and  his  heirs,   executors,
administrators and personal representatives.

13.      TAKEOVER OR CHANGE OF CONTROL

The Company shall have the power, in the event of.

         (a) any disposition of all or substantially all of the assets of the Company, or the dissolution, merger, amalgamation or consolidation of the Company with or into any other company or of such company into the Company, or

         (b)      any change in control of the Company,

to make such arrangements as it shall deem appropriate for the exercise of outstanding Options or continuance of outstanding Options, including without limitation, to amend any Stock Option Agreement to permit the exercise of any or all of the remaining Options prior to the completion of any such transaction. If the Company shall exercise such power, the Option shall be deemed to have been amended to permit the


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exercise thereof in whole or in part by the Optionee at any time or from time to time as determined by the Company prior to the completion of such transaction.

14.      ANTI-DILUTION OF THE OPTION

In the event of-

         (a) any subdivision, redivision or change of the Common Shares at any time during the term of the Option into a greater number of Common Shares, the Company shall deliver, at the time of any exercise thereafter of the Option, such number of Common Shares as would have resulted from such subdivision, redivision or change if the exercise of the Option had been made prior to the date of such subdivision, redivision or change;

         (b) any consolidation or change of the Common Shares at any time during the term of the Option into a lesser number of Common Shares, the number of Common Shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of Common Shares as would have resulted from such consolidation or change if the exercise of the Option had been made prior to the date of such consolidation or change;

         (c) any reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares, or in case of the consolidation, amalgamation or merger of the Company with or into any other company (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another company, at any time during the term of the Option, the Optionee shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which he was theretofore entitled upon exercise of the Option, the kind and amount of shares and other securities or property which such holder would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, he had been the holder of the number of Common Shares to which he was entitled upon exercise of the Option.

Adjustments shall be made successively whenever any event referred to in this section shall occur. For greater certainty, the Optionee shall pay for the number of shares, other securities or property as aforesaid, the amount the Optionee would have paid if the Optionee had exercised the Option prior to the effective date of such subdivision, redivision, consolidation or change of the Common Shares or such reclassification, consolidation, amalgamation, merger or transfer, as the case may be.

15.      COSTS

The Company shall pay all costs of administering the Plan.

16.      TERMINATION AND AMENDMENT

         (a) The Board of Directors may amend or terminate this Plan or any outstanding Option granted hereunder at any time without the approval of the shareholders of the Company or any Optionee whose Option is amended or terminated, in order to conform this Plan or such Option, as the case may be, to applicable law or regulation or the requirements of the Exchange or any relevant regulatory authority, whether or not such amendment or termination would affect any accrued rights, subject to the approval of the Exchange or such regulatory authority.


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         (b)      The Board of Directors may amend or terminate this Plan or any outstanding Option granted hereunder for any reason other than the reasons set forth in Section 16(a) hereof, subject to the approval of the Exchange or any relevant regulatory authority and the approval of the shareholders of the Company if required by the Exchange or such regulatory authority. Subject to Exchange Policies, disinterested shareholder approval will be obtained for any reduction in the exercise price of an Option if the Optionee is an Insider of the Company at the
                  time  of  the  proposed   amendment.   No  such  amendment  or
                  termination will, without the consent of an Optionee, alter or impair any rights which have accrued to him prior to the effective date thereof.

         (c) The Plan, and any amendments thereto, shall be subject to acceptance and approval by the Exchange. Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance are given.

17.      APPLICABLE LAW

This Plan shall be governed by, administered and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

18.      PRIOR PLANS

The Plan shall entirely replace and supersede prior stock option plans, if any, enacted by the Company.

19.      EFFECTIVE DATE

This plan shall become effective as of and from, and the effective date of the Plan shall be MARCH 22, 2006, upon all necessary shareholder and regulatory approvals.


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